UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2004

FIRST CHESAPEAKE

FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

VIRGINIA	0-21912	54-1624428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 YAMATO ROAD, SUITE 100

BOCA RATON, FLORIDA 33431

(Address of principal executive offices)

(561) 981-1850

(Registrant’s telephone number including area code)

ITEM 5.	Other Events and Regulation FD Disclosure

First Chesapeake Financial Corporation (OTC BB: FCFK) has satisfied its credit facility with Royal Bank of Pennsylvania (“Royal Bank”). The funds to satisfy the Royal bank loan came from the issuance of a newly issued Series F Secured Convertible Debenture (“Series F Debenture”) to GL Equities, LLC (“GL”) in the principal amount of $1,000,000.00.

The Series F Debenture was guaranteed by All American Companies, Inc., Collateral One Mortgage Corporation, a wholly owned subsidiary of First Chesapeake, Professional Property Developers, LC, a wholly owned subsidiary of First Chesapeake, Kautilya Sharma, a/k/a Tony Sharma, the Chairman and CEO of First Chesapeake together with his wife, Sheenoo Sharma.

As security for the Series F Debenture, First Chesapeake granted GL a security interest in all of First Chesapeake’s tangible and intangible assets, as well as a Trust Mortgage Deed encumbering certain real property owned by First Chesapeake’s subsidiary, Professional Property Developers, LC. As additional security for the Debenture, All American Companies, Inc. pledged 5,400,000 shares of First Chesapeake’s common stock it presently owns and agreed to pledge an additional 4,600,000 shares of common stock of First Chesapeake it is entitled to have issued once First Chesapeake’s shareholders authorize an increase in the number of authorized shares of common stock.

The Series F Debenture provides that the holder may convert the Series F Debenture into shares of First Chesapeake’s common stock at the lesser of $0.1365 per share or 65% of the current market value of the common stock at the time of conversion. The Series F Debenture has no voting rights.

Royal Bank has released certain personal guaranties and liens that were granted by some current and former officers and directors of First Chesapeake in connection with First Chesapeake’s credit facility with Royal Bank. The release of these guaranties and liens will allow Klehr, Harrison, Harvey, Branzburg & Ellers LLP, escrow agent under that certain Escrow Agreement dated July 30, 2003, to release to All American Companies, Inc. 4,600,000 shares of First Chesapeake’s common stock purchased by All American Companies, Inc. from First Chesapeake. It is First Chesapeake understanding that 3,674,709 shares of First Chesapeake’s common stock purchased by All American Companies from Mark Glatz and Mark Mendelson by will not be released pending further discussions between All American Companies and Mark Mendelson and Mark Glatz. Both transactions initially occurred on July 30, 2003.

Simultaneously with issuing the Debenture, First Chesapeake entered into a consulting agreement with GSL Services Corporation (“GSL”) pursuant to which GSL agreed to undertake its reasonable best efforts, on a non-exclusive part-time basis, to consult with First Chesapeake regarding obtaining additional capital, finding acquisition candidates and/or a strategic partners and any other means to expand First Chesapeake’s business and achieve its goals. In consideration for its services as a consultant, First Chesapeake issued GSL a five year warrant to purchase 350,000 shares of First Chesapeake’s common stock at an exercise price of $.01 per warrant share.

First Chesapeake is a provider of financial services in the mortgage banking industry and is engaged in retail and wholesale mortgage banking business.

This report contains forward-looking information including statements regarding the Company’s business outlook or future performance, anticipated profitability, revenues, expenses or other financial items. Factors that could cause actual events to differ materially from these forward-looking statements include, but are not limited to, the following: overall economic and business conditions, trends for the continued growth of the mortgage and financial services industry, the realization of anticipated revenues, profitability and cost synergies, the demand for the Company’s products and services, pricing and other competitive factors in the industry and new government regulations and/or legislative initiatives. These and other risks are described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002 and Quarterly Report on Form 10-QSB through September 30, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2004	First Chesapeake Financial Corporation

/s/ Kautilya Sharma

Kautilya Sharma a/k/a Tony Sharma Chairman and Chief Executive Officer

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